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EXHIBIT 11 - STATEMENT RE COMPUTATION OF EARNINGS PER SHARE



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
                                                                QUARTER ENDED               NINE MONTHS ENDED
                                                                SEPTEMBER 30,                  SEPTEMBER 30,
                                                         ----------------------------   ----------------------------
                                                             2000            1999           2000            1999
                                                         ------------    ------------   ------------    ------------
                                                                            (Dollars in thousands)
NET INCOME                                               $      5,489    $      3,408   $     14,606    $      9,675
                                                         ============    ============   ============    ============
Weighted average shares outstanding:
   Basic                                                   16,845,000      16,083,232     16,680,794      16,077,019
      Effect of dilutive stock options outstanding            242,023         185,822        222,098         175,831
                                                         ------------    ------------   ------------    ------------
   Diluted                                                 17,087,026      16,269,054     16,902,892      16,252,850

EARNINGS PER SHARE
   Basic                                                 $       0.33    $       0.21   $       0.88    $       0.60
      Effect of dilutive stock options outstanding              (0.01)           --            (0.02)           --
                                                         ------------    ------------   ------------    ------------
   Diluted                                               $       0.32    $       0.21   $       0.86    $       0.60
                                                         ============    ============   ============    ============
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